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                                                                     Exhibit 3.2

                              FRESH AMERICA CORP.

                                RESTATED BYLAWS


                                   ARTICLE I.

                                    OFFICES

     Section 1. Principal Office and Agent. The principal office of the corporation shall be at c/o C T Corporation System, 811 Dallas Avenue, Houston, Texas 77002, and the name of the resident agent in charge thereof is C T Corporation System. Such office and agent may be changed by majority vote of the Board of Directors and filing of a statement to such effect with the Secretary of State, as required by law.

     Section 2. Additional Office. The corporation may also have an office or offices at such other place or places as the Board of Directors may from time to time designate.

                                  ARTICLE II.

                           MEETINGS OF SHAREHOLDERS

     Section 1. Place. Meetings of shareholders for any purpose may be held at the registered office of the corporation or at such other place as shall be stated in the notice of the meeting, or in a duly executed waiver of notice thereof.

     Section 2. Annual Meeting. The annual meeting of the shareholders shall be held at 10:00 o'clock A.M. on the first Tuesday of March of each year beginning 1992, or the next business day following if such day is a legal holiday. Failure to hold the annual meeting shall not work a forfeiture or dissolution of the corporation. The Board of Directors may from time to time by resolution provide that the annual meeting will be held on a date other than the first Tuesday of March of each year.

     Section 3. Order of Business at Annual Meeting. No business may be transacted at an annual meeting of shareholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any shareholder of the corporation (i) who is a shareholder of record on the date of the giving of the notice provided for in this Section 3 and on the record date
                                              ---------
for the determination of shareholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in Section 4.
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     No business shall be conducted at the annual meeting of shareholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 3 and in Section 4; provided, however, that, once business
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has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 3 or in Section 4 shall be deemed to
                            ---------       ---------
preclude discussion by any shareholder of any such business. If the presiding officer at an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the presiding officer shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

     Section 4. Notices by Shareholders for an Annual Meeting. In addition to any other applicable requirements for business to be properly brought before an annual meeting by a shareholder, including a nomination to be made by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the corporation. No person shall be eligible for election as a shareholder nominee of the corporation unless nominated in accordance with the procedures set forth in this Section 4. If the presiding
                                                 ---------
officer of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the presiding officer shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

     (a) Timely Notice.  To be timely, a shareholder's notice to the Secretary
         -------------
must be delivered to or mailed and received at the principal executive offices of the corporation (i) in the case of an annual meeting, not less than sixty
(60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, in the
                                                      --------  -------
event that the annual meeting is called for a date that is not within thirty
(30) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10/th/) day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs; and (ii) in the case of a special meeting of shareholders called for the purpose of electing directors, not later than the close of business on the tenth (10/th/) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

     (b) Proper Written Form of Notice.  To be in proper written form, a
         -----------------------------
shareholder's notice to the Secretary must set forth as to each matter such shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such shareholder; (iii) the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by such shareholder, (iv) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business and (v) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

     To be in proper written form with respect to shareholder nominations for director, a shareholder's notice to the Secretary must set forth (i) as to each person whom the shareholder

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proposes to nominate for election as a director (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by the person and (D) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder; and (ii) as to the shareholder giving the notice (A) the name and record address of such shareholder, (B) the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by such shareholder,
(C) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder,
(D) a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (E) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to
Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

     Section 4. Special Meetings. Special meetings of the shareholders may be called by the President, the Board of Directors or by the holders of at least fifty percent (50%) of all of the Shares entitled to vote at the proposed special meeting but not by any other person or persons.

     Section 5. Notice of Meetings. Written or printed notice stating the place, day and hour of the meeting, and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) days nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, to each shareholder of record entitled to vote at such meeting. If a notice is mailed to a shareholder at such shareholder's address as it appears on the stock transfer books of the corporation, with postage thereon prepaid, such notice shall be deemed to have been delivered three (3) days after mailing. A waiver of notice signed by the person entitled to such notice, whether before or after the meeting, shall be equivalent to the giving of such notice.

     Section 6. Fixing Date for Determination of Shareholders Entitled to Notice of and to Vote at Shareholders' Meetings.

     (a) Action by Board of Directors.  For the purpose of determining
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shareholders entitled to notice of any meeting of shareholders or any adjournment thereof, the Board of Directors may by resolution provide that the stock transfer books shall be closed for a period, to be stated in such resolution, not to exceed sixty (60) days.

     (b) Failure of Action by Board of Directors.  If the Board of Directors
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do not provide for the closing of the stock transfer books relative to a particular meeting then and in such event the record time and date for the determination of shareholders entitled to notice of and to vote at such meeting shall be the close of business on the 15/th/ day immediately preceding such meeting.

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     Section 7.  Voting List.  The officer or agent having charge of the corporation's stock transfer books shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof. Such list shall be arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books and to vote at any meeting of shareholders.

     Section 8. Quorum. The holders of a majority of the shares entitled to vote, represented in person or by proxy at a meeting of shareholders, shall constitute a quorum at such meeting for all matters to be voted on at such meeting. The vote of the holders of a majority of the shares represented at a meeting at which a quorum is present and entitled to vote on a particular matter shall be the act of the shareholders at such meeting with respect to such matter, unless the vote of a greater number of shares is required by law or by these bylaws or by the corporation's Articles of Incorporation.

     Section 9.  Voting of Shares.

     (a) Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote of a meeting of shareholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the Articles of Incorporation as permitted by the Texas Business Corporation Act.

     (b) Treasury shares, shares of stock owned by another corporation, the majority of the voting stock of which is owned or controlled by this corporation, and shares of stock held by this corporation in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time.

     (c) Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the bylaws of such corporation may authorize, or, in the absence of such authorization, as the Board of Directors of such corporation may determine.

     (d) Shares held by an administrator, executor, guardian or conservator may be voted by such person so long as such shares forming part of an estate are in such person's possession and forming a part of an estate are in such person's possession and forming a part of the estate being served by such person, either in person or by proxy, without a transfer of such shares into such person's name. Shares standing in the name of a trustee may be voted by such trustee, either in person or by proxy, but no trustee shall be entitled to vote shares held by such trustee without at transfer of such shares into such trustee's name as trustee.

     (e) A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

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     (f) A shareholder may vote either in person or by proxy executed in writing by the shareholder or by such shareholder's duly authorized attorney-in-fact.

     (g) Voting on any question or in any election may be by voice vote or show of hands unless the presiding officer shall order or any shareholder shall demand that voting be by written ballot.

                                 ARTICLE III.

                                   DIRECTORS

     Section 1.  Number of Directors; Classified Board.

     (A) The number of directors constituting the full Board of Directors of the corporation shall be fixed from time to time by resolution of the Board of Directors; the absence of such designation the number shall be six (6). No decrease in the number of directors shall have the effect of reducing the term of any incumbent director. Directors shall be elected at the annual meeting of the holders of shares entitled to vote in the election of directors, except as provided in Section 2 of this Article III, and each director shall hold office for the term for which such director is elected and until (i) such director's successor is elected and qualified, (ii) such director dies, (iii) such director resigns, or (iv) such director is removed in accordance with Section 2 of this
Article III. Directors need not be residents of the State of Texas or shareholders of the corporation.

     (B) Each director shall be elected for a term of one (1) year or until his or her successor is elected and qualified, except as otherwise provided herein or required by law.

     Section 2.  Removal; Vacancies and Filling of Vacancies.

     (A) Shareholders holding 66 2/3% or more of the issued and outstanding shares then entitled to vote at an election of directors may terminate the term of office of all or any of the directors, with or without cause, by a vote at any annual or special meeting. Such removal shall be effective immediately upon such shareholder action even if successors are not elected simultaneously.

     (B) Any vacancy occurring in the Board of Directors may be filled as provided in this Subparagraph (B):

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          (i)  Vacancies in the Board of Directors caused by action of the shareholders pursuant to Subparagraph (A) above shall be filled only by action of the shareholders at an annual or special meeting of the shareholders. Any other vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though the remaining directors may constitute less than a quorum of the Board of Directors as fixed by Section 1 of this Article III. A director elected to fill a vacancy shall be elected for the unexpired term of such director's predecessor in office.

          (ii) Any directorship to be filled by reason of an increase in the number of directors may be filled by the Board of Directors for a term of office continuing only until the next election of one or more directors by the shareholders; provided, however, that the Board of Directors may not
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     fill more than two such directorships during the period between any two successive annual meetings of shareholders.

     Section 3. Quorum. A majority of the Directors fixed by the Bylaws shall constitute a quorum for the transaction of business. The action of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. Any meeting of the Directors may be adjourned from time to time by those present, whether or not a quorum is present.

     Section 4. Regular Meetings. A regular meeting of the Board of Directors shall be held each year immediately following the annual meeting of the shareholders, at the place of such meeting, for the election of officers and the consideration of any other business that may properly be brought before such meeting. No notice of any kind of such annual meeting of the Board of Directors shall be necessary.

     Section 5. Special Meetings. A special meeting of the Board of Directors shall be held at any time upon the call of the President or Chairman of the Board. At least two (2) days notice of such special meeting shall be given and such notice shall be in writing and shall be sent by mail, personal delivery, or telegraph to the last known address of each of the Directors. Notice of any special meeting may be waived in a writing signed by the person or persons entitled to such notice; such waiver may be executed at any time before or after the time herein specified for the giving of such notice but not later than the time specified in such notice for the holding of such special meeting. Attendance of a Director at a special meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business on the ground the meeting is not lawfully called or convened. Neither the business proposed to be transacted, nor the purpose of any special meeting of the Board of Directors need be specified in the notice of waiver of notice of such meeting, except as may be otherwise provided by statute or by the Articles of Incorporation.

     Section 6. Compensation. Directors as such shall not receive any stated salary for their services, but by resolution of the Board a fixed sum and expenses of attendance, if any, may be allowed for attendance at each meeting of the Board, and directors may be awarded stock options under the corporation's Stock Option Plan; provided that nothing contained herein shall be construed to preclude any Director from serving the corporation in any other capacity or receiving compensation therefor.

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     Section 7.  Actions Without a Meeting.  Notwithstanding any other provision of the Articles of Incorporation of this corporation or these Bylaws, any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all of the members of the Board of Directors. Such consent shall have the same force and effect as a unanimous vote at a meeting.

     Section 8. Telephone Meetings of Directors. Directors may participate in and hold a meeting of the Directors by use of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting in this matter shall constitute presence in person, except where a person participates in a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

     Section 9. General Powers. In addition to the power and authorities expressly conferred by these Bylaws, the Board of Directors may exercise all such powers of the corporation and do all such lawful acts and things a are not by law or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.

                                  ARTICLE IV.

                                   OFFICERS

     Section 1. Designation. The officers of the corporation shall be elected by the Board of Directors and shall consist of a President, Chief Executive Officer, Chief Operating Officer, Vice President, Secretary, and a Treasurer (if the Board so determines). The Board of Directors may also elect a Chairman of the Board, an Assistant President, additional Vice Presidents, and one or more Assistant Secretaries and Assistant Treasurers. Two or more offices may be held by the same person.

     Section 2. Additional Appointments. The Board of Directors may appoint such other officers and assistant officers and agents as they shall deem necessary, who shall hold their offices for such terms and shall have such authority and exercise such powers and perform such duties as shall be determined from time to time by the Board by Resolution not inconsistent with these Bylaws. The President may appoint one or more Assistant Secretaries, or Assistant Treasurers, at such time or times as the President may deem appropriate.

     Section 3. Election and Term of Office. The officers of the corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of shareholders or as soon thereafter as is conveniently possible. Vacancies may be filled or new offices filled at any meeting of the Board of Directors. Each officer shall hold office until such officer's successor shall have been duly elected and shall have qualified or until such officer's death or until such officer shall resign or shall have been removed in the manner herein provided.

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     Section 4.  Removal.  Any officer elected or appointed by the Board of
Directors may be removed by the Board of Director, with or without cause, whenever in its judgment the best interest of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

     Section 5. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

     Section 6. Chairman of the Board. The Chairman of the Board shall be the chief executive officer of the corporation and shall in general supervise and control all of the properties and operations of the corporation. In addition, the Chairman of the Board shall preside at all meetings of the Board of Directors and shareholders and shall have such other powers and duties as may from time to time be prescribed by the Board of Directors.

     Section 7. President. The President shall be the chief operating officer of the corporation and, subject to the authority of the Board of Directors and the Chairman of the Board and Chief Executive Officer, shall supervise and control all of the business and operations of the corporation in the ordinary course of its business. If the office of the Chairman of the Board shall not be created or shall not be filled, the President shall preside at all meetings of the shareholders and all meetings of the Board of Directors. The President shall sign, with the Secretary or an Assistant Secretary, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be delegated by the Board of Directors to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general the President shall perform all duties incident to the office of the President and such other duties as may be prescribed by the Board of Directors from time to time. The President shall not have the authority to bind the corporation to any employment agreement (whether for the President or any other person) in behalf of the corporation unless such employment agreement be expressly approved and authorized by resolution of the Board of Directors. In the event that any such employment agreement provides for the corporation employing any person who at the time of such employment or at any time during the period of such employment is an officer of the corporation, then no provision of such contract purporting to amplify the authority of such officer beyond the authority set forth in these Bylaws shall be valid or effective unless these Bylaws are amended in a manner consistent with such employment agreement in behalf of the corporation and its approval at a meeting of the Board of Directors (and/or shareholders) shall not constitute an amendment of these Bylaws. In the event that any such employment agreement (whether or not these Bylaws be amended incident thereto) limits or qualifies the authority of any such officer in a manner inconsistent with these Bylaws or imposes on such officer duties not provided for under these Bylaws, then the provisions of such employment agreement limiting and qualifying such authority and imposing such duties shall be valid and effective notwithstanding any inconsistency between the provisions of such employment agreement and the provisions of these Bylaws.

     Section 8. Vice Presidents. In the absence of the President or in the event of such Vice President's inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated, or in the absence of any designation,

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then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President shall perform such other duties as from time to time may be assigned to such Vice President by the President or by the Board of Directors.

     Section 9. Secretary. The Secretary shall: (a) keep the Minutes of the shareholders' and of the Board of Directors' meetings in one or more books provided for that purpose; (b) see that all notices are fully given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all certificates for shares prior to the issue thereof and to all documents, the execution of which on behalf of the corporation under its seal is duly authorized in accordance with the provisions of these Bylaws; (d) keep a register of the post office address of each shareholder; (e) sign with the President certificates for shares of the corporation, the issue of which shall have been authorized by Resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; (g) in general perform all duties incident to the office of the Secretary and such other duties as from time to time may be assigned to the Secretary by the President or by the Board of Directors.

     Section 10. Treasurer. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of the Treasurer's duties in such sum and with such surety or sureties as the Board of Directors shall determine. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation, receive and give receipts for moneys due and payable to the corporation from any source whatsoever and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositaries as shall be selected by the Board of Directors; (b) in general perform all the duties incident to the Office of Treasurer and such other duties as from time to time may be assigned to the Treasurer by the Board of Directors.

     Section 11. Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries as thereunto authorized by the President (or Board of Directors) may sign, with the President, certificates for shares of the corporation, the issue of which shall have been authorized by a Resolution of the Board of Directors. The Assistant treasurers shall respectively, if required by the President or Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the President or Board of Directors shall determine. The Assistant Treasurers and Assistant Secretaries, in general, shall perform such duties as shall be assigned to them by the Treasurer or the Secretary , respectively, or by the President or the Board of Directors.

     Section 12. Salaries. The salaries of the officers shall be fixed, from time to time, by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that such officer is also a director of the corporation.

     Section 13. Resignation. Any officer may resign at any time by giving written notice to the Board of Directors, the President, or the Secretary of the corporation. The resignation shall take effect at the time specified in the notice. Unless otherwise specified in the notice, acceptance of the resignation shall not be necessary to make it effective.

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     Section 14.  Chief Operating Officer. In dealing with third parties, the
Chief Operating Officer shall perform the same duties and shall have the same responsibilities as the President, and when so acting, shall have all of the powers of and shall be subject to all the restrictions upon the President; however, the Chief Operating Officer shall be subject to the direction and control of the Chairman of the Board, the President, and the Board of Directors.

                                   ARTICLE V.

                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

     Section 1. Certificates for Shares. The certificates for shares of stock of the corporation shall be numbered and shall be entered in the corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by the President, a vice-president or the Chairman of the Board and the Secretary or an assistant secretary and shall be sealed with the seal of the corporation or a facsimile thereof. If the corporation has a transfer agent or a registrar, other than the corporation itself or an employee of the corporation, the signatures of the chairman or such officer may be facsimile.
In case the Chairman of the Board, officer or officers who shall have signed or whose facsimile signature or signatures shall have been used on any such certificate or certificates shall cease to be such Chairman of the Board, officer or officers of the corporation, whether because of death, resignation or otherwise, before said certificate or certificates shall have been issued, such certificate may nevertheless be issued by the corporation with the same effect as though the person or persons who signed such certificates or whose facsimile signature or signatures shall have been used thereon had been such Chairman of the Board, officer or officers at the date of its issuance. Certificates shall be in such form as shall in conformity to law be prescribed from time to time by the board of directors.

     The corporation may appoint from time to time transfer agents and registrars, who shall perform their duties under the supervision of the secretary.

     Section 2. Transfers of Certificates. Transfers of certificates of stock may be made only upon the books of the corporation by the holder in person or by attorney, and on the surrender and cancellation of the certificate or certificates for such shares or upon compliance with such conditions as the Board of Directors may determine in the case that any such Certificate cannot be produced.

                                  ARTICLE VI.

                      CONTRACTS, LOANS, CHECKS, DEPOSITS,
                         TRANSACTIONS WITH SHAREHOLDER

     Section 1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

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     Section 2.  Loans.  No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a Resolution of the Board of Directors. Such authority may be general or confined to specific instances.

     Section 3. Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall, from time to time, be determined by Resolution of the Board of Directors.

     Section 4. Deposits. All funds of the corporation not otherwise employed shall be deposited, from time to time, to the credit of the corporation in such banks, trust companies, or other depositaries as the Board of Directors may select.

     Section 5. Transactions With Shareholders, Etc. The corporation may enter into contracts or transact business with one or more of its Directors, officers, or shareholders, or with any firm of which one or more of its Directors, officers, or shareholders are members, or with any corporation, association, trust company, organization, or entity in which any one or more of its Directors, officers, or shareholders are directors, officers, trustees, shareholders, beneficiaries or otherwise interested, subject to the limitations (if any) and other provisions (if any) of the Articles of Incorporation from time to time applicable with respect thereto.

     Section 6. Repayment to Corporation of Sums Deducted (for Tax Purposes) by Corporation for which Deduction was Subsequently Disallowed. Any corporate officer, employee receiving any payment from the corporation by way of salary, commission, bonus or otherwise with respect to which payment the corporation claimed a deduction for Federal income tax purposes shall be required, upon thirty (30) days notice from the corporation, to repay the corporation that portion of any such payment which any agent, conferee or other official of the Internal Revenue Service determines was not properly deductible by the corporation (or, upon such notice, to repay the corporation all of such payment if the entirety thereof is determined by such agent, conferee or other Internal Revenue Service official to be nondeductible by the corporation).

                                  ARTICLE VII.

                                   DIVIDENDS

     The Board of Directors may, from time to time, declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation. Declaration and payment of dividends shall rest within the discretion of the Board of Directors and it shall not be required at any time to declare or pay any dividends.

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

                                 ARTICLE VIII.

                                      SEAL

     The Board of Directors shall provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the corporation.

                                  ARTICLE IX.

                              AMENDMENT OF BYLAWS

     These Bylaws may be altered, amended or repealed in whole or in part by the affirmative vote of the majority of the directors of the Board of Directors or by the affirmative vote of the holders of at least 66 2/3% of the issued and outstanding shares then entitled to vote on such amendment. The words "amend" and "amended" shall be broadly interpreted to include alterations, modifications, additions and repeal, in whole or in part.

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